CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Callable Contingent Income Securities due 2022	$5,342,000	$693.39

July 2020

Pricing Supplement No. 4,558
Registration Statement Nos. 333-221595; 333-221595-01
Dated July 17, 2020
Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Callable Contingent Income Securities due July 21, 2022

Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and SPDR® S&P® Bank ETF

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying prospectus supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the SPDR® S&P® Bank ETF (which we refer to together as the “underlying shares”) on the related observation date is at or above 55% of its respective initial share price, which we refer to as the respective coupon barrier level. If the determination closing price of any of the underlying shares is less than the coupon barrier level for such underlying shares on any observation date, we will pay no interest for the related quarterly period. In addition, beginning on January 22, 2021, we will redeem the securities on any quarterly redemption date for a redemption payment equal to the sum of the stated principal amount plus any contingent quarterly coupon otherwise due with respect to the related observation date, if and only if the output of a risk neutral valuation model on a business day that is at least 2 but no more than 5 business days prior to such redemption date, based on the inputs indicated under “Call feature” below, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. An early redemption of the securities will not automatically occur based on the performance of the underlying shares. At maturity, if the securities have not previously been redeemed and if the final share price of each of the underlying shares is greater than or equal to 55% of its respective initial share price, which we refer to as the downside threshold level, the payment at maturity will be the stated principal amount and the related contingent quarterly coupon. If, however, the final share price of any of the underlying shares is less than its downside threshold level, investors will be exposed to the decline in the worst performing underlying shares on a 1-to-1 basis and will receive a payment at maturity that is less than 55% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment based on the performance of any of the underlying shares and also the risk of not receiving any quarterly coupons during the entire 2-year term of the securities. Because payments on the securities are based on the worst performing of the underlying shares, a decline beyond the respective coupon barrier level and/or respective downside threshold level, as applicable, of any of the underlying shares will result in few or no contingent quarterly coupons and/or a significant loss of your investment, as applicable, even if the other underlying shares have appreciated or have not declined as much. Investors will not participate in any appreciation in any of the underlying shares. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no quarterly interest if any of the underlying shares closes below the coupon barrier level for such underlying shares on the observation dates, and the risk of an early redemption of the securities based on the output of a risk neutral valuation model. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying shares:	Financial Select Sector SPDR® Fund (the “XLF Shares”), SPDR® S&P® Regional Banking ETF (the “KRE Shares”) and SPDR® S&P® Bank ETF (“the KBE Shares”)
Aggregate principal amount:	$5,342,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	July 17, 2020
Original issue date:	July 22, 2020 (3 business days after the pricing date)
Maturity date:	July 21, 2022
Call feature:	Beginning on January 22, 2021, an early redemption, in whole but not in part, will occur on a redemption date if and only if the output of a risk neutral valuation model on a business day that is at least 2 but no more than 5 business days prior to such redemption date, as selected by the calculation agent (the “determination date”), taking as input: (i) prevailing reference market levels, volatilities and correlations, as applicable and in each case as of the determination date and (ii) Morgan Stanley’s credit spreads as of the pricing date, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. If we call the securities, we will give you notice at least 2 business days before the call date specified in the notice. No further payments will be made on the securities once they have been redeemed.
Contingent quarterly coupon:

If, on any observation date, the determination closing price of each of the underlying shares is greater than or equal to its respective coupon barrier level, we will pay a contingent quarterly coupon at an annual rate of 11.00% (corresponding to approximately $27.50 per quarter per security) on the related contingent coupon payment date.

If, on any observation date, the determination closing price of any of the underlying shares is less than the coupon barrier level for such underlying shares, no contingent quarterly coupon will be paid with respect to that observation date. It is possible that one or more of the underlying shares will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly coupons.

Payment at maturity:

If the securities have not previously been redeemed, investors will receive on the maturity date a payment at maturity determined as follows:

If the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level: the stated principal amount and the contingent quarterly coupon with respect to the final observation date.

If the final share price of any of the underlying shares is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying shares. Under these circumstances, the payment at maturity will be less than 55% of the stated principal amount of the securities and could be zero.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$951.50 per security. See “Investment Overview” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$17.50	$982.50
Total	$5,342,000	$93,485	$5,248,515
(1)	Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $17.50 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(2)	See “Use of proceeds and hedging” on page 36.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 13.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying prospectus supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement dated November 16, 2017        Index Supplement dated November 16, 2017         Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 21, 2022
Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the SPDR® S&P® Bank ETF
Principal at Risk Securities

Terms continued from previous page:
Redemption payment:	The redemption payment will be an amount equal to (i) the stated principal amount plus (ii) any contingent quarterly coupon otherwise due with respect to the related observation date.
Redemption dates:	Beginning on January 22, 2021, quarterly. See “Observation Dates, Coupon Payment Dates and Redemption Dates” below. If any such day is not a business day, the redemption payment will be made on the next succeeding business day and no adjustment will be made to any redemption payment made on that succeeding business day.
Initial share price:

With respect to the XLF Shares: $23.95, which is the closing price of such underlying shares on the pricing date

With respect to the KRE Shares: $36.69, which is the closing price of such underlying shares on the pricing date

With respect to the KBE Shares: $30.25, which is the closing price of such underlying shares on the pricing date

Final share price:	With respect to each of the underlying shares, the respective closing price on the final observation date times the applicable adjustment factor on such day
Determination closing price:	With respect to each of the underlying shares, on any trading day, the closing price of such underlying shares on such day times the applicable adjustment factor on such day
Worst performing underlying shares:	The underlying shares with the largest percentage decrease from the respective initial share price to the respective final share price
Share performance factor:	With respect to each of the underlying shares, final share price divided by the initial share price
Coupon barrier level:

With respect to the XLF Shares: $13.173, which is approximately 55% of the initial share price for such underlying shares

With respect to the KRE Shares: $20.180, which is approximately 55% of the initial share price for such underlying shares

With respect to the KBE Shares: $16.638, which is approximately 55% of the initial share price for such underlying shares

Downside threshold level:

With respect to the XLF Shares: $13.173, which is approximately 55% of the initial share price for such underlying shares

With respect to the KRE Shares: $20.180, which is approximately 55% of the initial share price for such underlying shares

With respect to the KBE Shares: $16.638, which is approximately 55% of the initial share price for such underlying shares

Coupon payment dates:	Quarterly, as set forth under “Observation Dates, Coupon Payment Dates and Redemption Dates” below. If any such day is not a business day, that contingent quarterly coupon, if any, will be paid on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day; provided further that the contingent quarterly coupon, if any, with respect to the final observation date shall be paid on the maturity date.
Observation dates:	Quarterly, as set forth under “Observation Dates, Coupon Payment Dates and Redemption Dates” below, subject to postponement for non-trading days and certain market disruption events. We also refer to July 18, 2022 as the final observation date.
Adjustment factor:	With respect to each of the underlying shares, 1.0, subject to adjustment in the event of certain events affecting such underlying shares
CUSIP / ISIN:	61771BVQ4 / US61771BVQ49
Listing:	The securities will not be listed on any securities exchange.

Observation Dates, Coupon Payment Dates and Redemption Dates

Observation Dates	Coupon Payment Dates / Redemption Dates
October 19, 2020	October 22, 2020*
January 19, 2021	January 22, 2021
April 19, 2021	April 22, 2021
July 19, 2021	July 22, 2021
October 18, 2021	October 21, 2021
January 18, 2022	January 21, 2022
April 18, 2022	April 21, 2022
July 18, 2022 (final observation date)	July 21, 2022 (maturity date)

*The securities are not subject to early redemption until the second coupon payment date, which is January 22, 2021.

July 2020	Page 2

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 21, 2022
Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the SPDR® S&P® Bank ETF
Principal at Risk Securities

Investment Overview

Callable Contingent Income Securities

Principal at Risk Securities

Callable Contingent Income Securities due July 21, 2022 Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the SPDR® S&P® Bank ETF (the “securities”) do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the SPDR® S&P® Bank ETF (which we refer to together as the “underlying shares”) is at or above 55% of its respective initial share price, which we refer to as the respective coupon barrier level, on the related observation date. If the determination closing price of any of the underlying shares is less than the coupon barrier level for such underlying shares on any observation date, we will pay no coupon for the related quarterly period. It is possible that the determination closing price of one or more of the underlying shares will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly coupons during the entire 2-year term of the securities. Even if each of the underlying shares were to close at or above the coupon barrier level for such underlying shares on some quarterly observation dates, the price of any of the underlying shares may fluctuate below the respective coupon barrier level on others. In addition, even if one of the underlying shares were to be at or above the coupon barrier level for such underlying shares on all quarterly observation dates, you will receive a contingent quarterly coupon only with respect to the observation dates on which the other underlying shares are also at or above their respective coupon barrier levels for such underlying shares, if any. In addition, beginning on January 22, 2021, we will redeem the securities on any quarterly redemption date, for a redemption payment equal to the sum of the stated principal amount plus any contingent quarterly coupon otherwise due with respect to the related observation date, if and only if the output of a risk neutral valuation model on a business day that is at least 2 but no more than 5 business days prior to such redemption date, based on the inputs indicated under “Call feature” on the cover page, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. An early redemption of the securities will not automatically occur based on the performance of the underlying shares. At maturity, if the securities have not been previously redeemed and if the final share price of each of the underlying shares is greater than or equal to 55% of the respective initial share price, which we refer to as the downside threshold level, the payment at maturity will be the stated principal amount and the related contingent quarterly coupon. If, however, the final share price of any of the underlying shares is less than its downside threshold level, investors will be exposed to the decline in the worst performing underlying shares on a 1-to-1 basis and will receive a payment at maturity that is less than 55% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment based on the performance of any of the underlying shares and also the risk of not receiving any quarterly coupons throughout the entire term of the securities.

Maturity:	Approximately 2 years, unless redeemed earlier based on the output of a risk neutral valuation model

Contingent quarterly coupon:

If, on any observation date, the determination closing price of each of the underlying shares is greater than or equal to its respective coupon barrier level, we will pay a contingent quarterly coupon at an annual rate of 11.00% (corresponding to approximately $27.50 per quarter per security) on the related contingent coupon payment date.

If, on any observation date, the determination closing price of any of the underlying shares is less than the coupon barrier level for such underlying shares, no contingent quarterly coupon will be paid with respect to that observation date. It is possible that one or more of the underlying shares will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly coupons.

Early redemption:

Beginning on January 22, 2021, we will redeem the securities on any quarterly redemption date for an early redemption payment equal to the stated principal amount plus any contingent quarterly coupon otherwise due with respect to the related observation date, if and only if the output of a risk neutral valuation model on a business day that is at least 2 but no more than 5 business days prior to such redemption date, based on the inputs indicated under “Call feature” on the cover page, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. An early redemption of the securities will not

July 2020	Page 3

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 21, 2022
Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the SPDR® S&P® Bank ETF
Principal at Risk Securities

automatically occur based on the performance of the underlying shares. In accordance with the risk neutral valuation model determination noted herein, it is more likely that we will redeem the securities when it would otherwise be advantageous for you to continue to hold the securities. As such, we will be more likely to redeem the securities when the determination closing price of each of the underlying shares on the observation dates is at or above its respective coupon barrier level, which would otherwise result in an amount of interest payable on the securities that is greater than instruments of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the securities at a time when the securities are paying an above-market coupon. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

On the other hand, we will be less likely to redeem the securities when the determination closing price of any of the underlying shares is below its respective coupon barrier level and/or when the final share price of any of the underlying shares is expected to be below the downside threshold level, such that you will receive no contingent quarterly coupons and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Therefore, if we do not redeem the securities, it is more likely that you will receive few or no contingent quarterly coupons and suffer a significant loss at maturity.

Payment at maturity:

If the securities have not previously been redeemed, investors will receive on the maturity date a payment at maturity determined as follows:

If the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level: the stated principal amount and the contingent quarterly coupon with respect to the final observation date.

If the final share price of any of the underlying shares is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying shares. Under these circumstances, the payment at maturity will be less than 55% of the stated principal amount of the securities and could be zero.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $951.50.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying shares. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent quarterly coupon rate, the coupon barrier levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit

July 2020	Page 4

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 21, 2022
Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the SPDR® S&P® Bank ETF
Principal at Risk Securities

spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

July 2020	Page 5

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 21, 2022
Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the SPDR® S&P® Bank ETF
Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest and instead will pay a contingent quarterly coupon but only if the determination closing price of each of the underlying shares is at or above 55% of its initial share price, which we refer to as the respective coupon barrier level, on the related observation date. These securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no quarterly interest if any of the underlying shares closes below the coupon barrier level for such underlying shares on the observation dates, and the risk of an early redemption of the securities based on the output of a risk neutral valuation model. The following scenarios are for illustration purposes only to demonstrate how the payment at maturity and contingent quarterly coupon (if the securities have not previously been redeemed) are determined, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed based on the output of a risk neutral valuation model, the contingent quarterly coupon may be payable with respect to none of, or some but not all of, the quarterly periods, and the payment at maturity may be less than 55% of the stated principal amount and could be zero. Investors will not participate in any appreciation in any of the underlying shares.

Scenario 1: The securities are redeemed prior to maturity.	This scenario assumes that the securities are redeemed prior to the maturity date on one of the quarterly redemption dates, starting on January 22, 2021, six months after the original issue date, based on the output of a risk neutral valuation model, for the redemption payment equal to the stated principal amount plus any contingent quarterly coupon with respect to the relevant observation date, as applicable. Prior to the early redemption, each of the underlying shares closes at or above its respective coupon barrier level on some or all of the quarterly observation dates. In this scenario, investors receive the contingent quarterly coupon with respect to each such observation date, but not for the quarterly periods for which one or more of the underlying shares close(s) below the respective coupon barrier level on the related observation date. No further payments will be made on the securities once they have been redeemed.
Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity.	This scenario assumes that the securities are not redeemed on any of the quarterly redemption dates, and, as a result, investors hold the securities to maturity. During the term of the securities, each of the underlying shares closes at or above its respective coupon barrier level on some quarterly observation dates, but one or more of the underlying shares close(s) below the respective coupon barrier level(s) for such underlying shares on the others. Investors will receive the contingent quarterly coupon for the quarterly periods for which the determination closing price of each of the underlying shares is at or above its respective coupon barrier level on the related observation date, but not for the quarterly periods for which one or more of the underlying shares close(s) below the respective coupon barrier level(s) on the related observation date. On the final observation date, each of the underlying shares closes at or above its downside threshold level. At maturity, investors receive the stated principal amount and the contingent quarterly coupon with respect to the final observation date.
Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity.	This scenario assumes that the securities are not redeemed on any of the quarterly redemption dates, and, as a result, investors hold the securities to maturity. During the term of the securities, one or more of the underlying shares close(s) below the respective coupon barrier level(s) on every quarterly observation date. Since one or more of the underlying shares close(s) below the respective coupon barrier level(s) on every quarterly observation date, investors do not receive any contingent quarterly coupon. On the final observation date, one or more of the underlying shares close(s) below the respective downside threshold level(s). At maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying shares. Under these circumstances, the payment at maturity will be less than 55% of the stated principal amount and could be zero.

July 2020	Page 6

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 21, 2022
Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the SPDR® S&P® Bank ETF
Principal at Risk Securities

Underlyings Summary

Financial Select Sector SPDR® Fund

The Financial Select Sector SPDR® Fund is an exchange-traded fund managed by Select Sector SPDR Trust (the “Trust”), a registered investment company. The Trust consists of nine separate investment portfolios, including the Financial Select Sector SPDR® Fund. The Financial Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Financial Select Sector Index. It is possible that this fund may not fully replicate the performance of the Financial Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Financial Select Sector SPDR® Fund is accurate or complete.

Information as of market close on July 17, 2020:

Bloomberg Ticker Symbol:	XLF UP
Current Share Price:	$23.95
52 Weeks Ago:	$27.85
52 Week High (on 2/14/2020):	$31.17
52 Week Low (on 3/23/2019):	$17.66

This document relates only to the securities referenced hereby and does not relate to the XLF Shares. We have derived all disclosures contained in this document regarding the Financial Select Sector SPDR® Fund from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Financial Select Sector SPDR® Fund. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Financial Select Sector SPDR® Fund is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLF Shares (and therefore the price of the XLF Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Financial Select Sector SPDR® Fund could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLF Shares.

We and/or our affiliates may presently or from time to time engage in business with the Financial Select Sector SPDR® Fund. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Financial Select Sector SPDR® Fund, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLF Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLF Shares.

“S&P®”, “SPDR®” and “S&P® Financial Select Sector Index®” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of The McGraw-Hill Companies, Inc. (“MGH”). The securities are not sponsored, endorsed, sold, or promoted by S&P, MGH or the SPDR® Series Trust. S&P, MGH and the SPDR® Series Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P, MGH and the SPDR® Series Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The S&P® Financial Select Sector Index®. The Financial Select Sector Index is calculated and disseminated by S&P and is designed to provide an effective representation of the financial sector of the S&P 500® Index. The Financial Select Sector Index includes companies in the following industries: diversified financial services, insurance, commercial banks, capital markets, real estate investment trusts (“REITs”), thrift & mortgage finance, consumer finance and real estate management & development. See “The Financial Select Sector Index” in the accompanying index supplement.

July 2020	Page 7

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 21, 2022
Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the SPDR® S&P® Bank ETF
Principal at Risk Securities

SPDR® S&P® Regional Banking ETF

The SPDR® S&P® Regional Banking ETF is an exchange-traded fund managed by SSGA Funds Management, Inc., which seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P® Regional Banks Select Industry Index. SPDR® Series Trust is a registered investment company that consists of numerous separate investment portfolios, including the SPDR® S&P® Regional Banking ETF. Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57793 and 811-08839, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the SPDR® S&P® Regional Banking ETF is accurate or complete.

Information as of market close on July 17, 2020:

Bloomberg Ticker Symbol:	KRE UP
Current Share Price:	$36.69
52 Weeks Ago:	$52.47
52 Week High (on 12/17/2019):	$59.22
52 Week Low (on 3/23/2020):	$28.13

This document relates only to the securities referenced hereby and does not relate to the KRE Shares. We have derived all disclosures contained in this document regarding the SPDR® Series Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the SPDR® Series Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the SPDR® Series Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the KRE Shares (and therefore the price of the KRE Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the SPDR® Series Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the KRE Shares.

We and/or our affiliates may presently or from time to time engage in business with the SPDR® Series Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the SPDR® Series Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the KRE Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of the SPDR® Series Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the KRE Shares.

“S&P®”, “SPDR®” and “S&P® Regional Banks Select Industry Index®” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of MGH. The securities are not sponsored, endorsed, sold, or promoted by S&P, MGH or the SPDR® Series Trust. S&P, MGH and the SPDR® Series Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P, MGH and the SPDR® Series Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The S&P® Regional Banks Select Industry Index®. The S&P® Regional Banks Select Industry Index is a modified equal-weighted index designed to measure the performance of the regional banks sub-industry group of the S&P® Total Market Index, a benchmark that measures the performance of the U.S. equity market.

July 2020	Page 8

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 21, 2022
Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the SPDR® S&P® Bank ETF
Principal at Risk Securities

SPDR® S&P® Bank ETF

The SPDR® S&P® Bank ETF is an exchange-traded fund managed by SSgA Funds Management, Inc., which seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P Banks Select Industry Index. The SPDR® Series Trust (the “Trust”) is a registered investment company that consists of numerous separate investment portfolios, including the SPDR® S&P® Bank ETF. Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57793 and 811-08839, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the SPDR® S&P® Bank ETF is accurate or complete.

Information as of market close on July 17, 2020:

Bloomberg Ticker Symbol:	KBE UP
Current Share Price:	$30.25
52 Weeks Ago:	$42.88
52 Week High (on 12/17/2019):	$48.02
52 Week Low (on 3/23/2020):	$23.13

This document relates only to the securities referenced hereby and does not relate to the KBE Shares. We have derived all disclosures contained in this document regarding the SPDR® S&P® Bank ETF from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the SPDR® S&P® Bank ETF. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the SPDR® S&P® Bank ETF is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the KBE Shares (and therefore the price of the KBE Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the SPDR® S&P® Bank ETF could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the KBE Shares.

We and/or our affiliates may presently or from time to time engage in business with the SPDR® S&P® Bank ETF. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the SPDR® S&P® Bank ETF, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the KBE Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the KBE Shares.

“S&P®”, “SPDR®” and “S&P® Banks Select Industry Index®” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of MGH. The securities are not sponsored, endorsed, sold, or promoted by S&P, MGH or the SPDR® Series Trust. S&P, MGH and the SPDR® Series Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P, MGH and the SPDR® Series Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

S&P® Banks Select Industry Index®. The S&P® Banks Select Industry Index® is calculated and disseminated by S&P and is designed to measure the performance of stocks in the S&P Total Market Index that are classified in the GICS asset management & custody banks, diversified banks, regional banks, other diversified financial services and thrifts & mortgage finance sub-industries.

July 2020	Page 9

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 21, 2022
Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the SPDR® S&P® Bank ETF
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly coupon is paid with respect to an observation date and how to calculate the payment at maturity. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly coupon will be determined by reference to the determination closing price of each of the underlying shares on each quarterly observation date, and the amount you will receive at maturity, if any, will be determined by reference to the final share price of each of the underlying shares on the final observation date. Any early redemption of the securities will be based on the output of a risk neutral valuation model. The actual initial share price, coupon barrier level and downside threshold level for each of the underlying shares are set forth on the cover of this document. All payments on the securities, if any, are subject to our credit risk. The below examples are based on the following terms:

Contingent Quarterly Coupon:

If, on any observation date, the determination closing price of each of the underlying shares is greater than or equal to its respective coupon barrier level, we will pay a contingent quarterly coupon at an annual rate of 11.00% (corresponding to approximately $27.50 per quarter per security) on the related contingent coupon payment date.

If, on any observation date, the determination closing price of any of the underlying shares is less than the coupon barrier level for such underlying shares, no contingent quarterly coupon will be paid with respect to that observation date. It is possible that one or more of the underlying shares will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly coupons.

Call Feature:	Beginning on January 22, 2021, an early redemption, in whole but not in part, will occur on a redemption date if and only if the output of a risk neutral valuation model on a business day that is at least 2 but no more than 5 business days prior to such redemption date, as selected by the calculation agent (the “determination date”), taking as input: (i) prevailing reference market levels, volatilities and correlations, as applicable and in each case as of the determination date and (ii) Morgan Stanley’s credit spreads as of the pricing date, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. If we call the securities, we will give you notice at least 2 business days before the call date specified in the notice. Any redemption payment will be equal to the stated principal amount plus any contingent quarterly coupon otherwise due with respect to the related observation date. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.
Payment at Maturity (if the securities have not been redeemed early):

If the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level: the stated principal amount and the contingent quarterly coupon with respect to the final observation date.

If the final share price of any of the underlying shares is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying shares. Under these circumstances, the payment at maturity will be less than 55% of the stated principal amount of the securities and could be zero.

Stated Principal Amount:	$1,000
Hypothetical Initial Share Price:	With respect to the XLF Shares: $25.00 With respect to the KRE Shares: $35.00 With respect to the KBE Shares: $30.00
Hypothetical Coupon Barrier Level:

With respect to the XLF Shares: $13.75, which is 55% of the hypothetical initial share price for such underlying shares

With respect to the KRE Shares: $19.25, which is 55% of the hypothetical initial share price for such underlying shares

With respect to the KBE Shares: $16.50, which is 55% of the hypothetical initial share price for such underlying shares

Hypothetical Downside Threshold Level:

With respect to the XLF Shares: $13.75, which is 55% of the hypothetical initial share price for such underlying shares

With respect to the KRE Shares: $19.25, which is 55% of the hypothetical initial share price for such underlying shares

With respect to the KBE Shares: $16.50, which is 55% of the hypothetical initial share price for such underlying shares

* The actual contingent quarterly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 basis. The hypothetical contingent quarterly coupon of $27.50 is used in these examples for ease of analysis.

July 2020	Page 10

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 21, 2022
Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the SPDR® S&P® Bank ETF
Principal at Risk Securities

How to determine whether a contingent quarterly coupon is payable with respect to an observation date (if the securities have not been previously redeemed):

	Determination Closing Price			Contingent Quarterly Coupon
	XLF Shares	KRE Shares	KBE Shares
Hypothetical Observation Date 1	$36.00 (at or above coupon barrier level)	$38.00 (at or above coupon barrier level)	$32.00 (at or above coupon barrier level)	$27.50
Hypothetical Observation Date 2	$20.00 (at or above coupon barrier level)	$14.00 (below coupon barrier level)	$10.00 (below coupon barrier level)	$0
Hypothetical Observation Date 3	$8.00 (below coupon barrier level)	$26.00 (at or above coupon barrier level)	$22.00 (at or above coupon barrier level)	$0
Hypothetical Observation Date 4	$6.00 (below coupon barrier level)	$10.00 (below coupon barrier level)	$8.00 (below coupon barrier level)	$0

On hypothetical observation date 1, the XLF Shares, the KRE Shares and the KBE Shares all close at or above their respective coupon barrier levels. Therefore a contingent quarterly coupon of $27.50 is paid on the relevant coupon payment date.

On each of the hypothetical observation dates 2 and 3, at least one of the underlying shares closes at or above its coupon barrier level but one or both of the other underlying shares close(s) below their respective coupon barrier level(s). Therefore, no contingent quarterly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each of the underlying shares closes below its respective coupon barrier level and accordingly no contingent quarterly coupon is paid on the relevant coupon payment date.

How to calculate the payment at maturity (if the securities have not been redeemed early):

	Final Share Price			Payment at Maturity
	XLF Shares	KRE Shares	KBE Shares
Example 1:	$40.00 (at or above the downside threshold level and coupon barrier level)	$45.00 (at or above the downside threshold level and coupon barrier level)	$50.00 (at or above the downside threshold level and coupon barrier level)	$1,027.50 (the stated principal amount plus the contingent quarterly coupon with respect to the final observation date)
Example 2:	$18.00 (at or above the downside threshold level)	$14.00 (below the downside threshold level)	$20.00 (at or above the downside threshold level)	$1,000 × share performance factor of the worst performing underlying shares = $1,000 × ($14.00 / $35.00) = $400
Example 3:	$10.00 (below the downside threshold level)	$26.00 (at or above the downside threshold level)	$14.00 (below the downside threshold level)	$1,000 × ($10.00 / $25.00) = $400
Example 4:	$7.50 (below the downside threshold level)	$14.00 (below the downside threshold level)	$15.00 (below the downside threshold level)	$1,000 × ($7.50 / $25.00) = $300
Example 5:	$10.00 (below the downside threshold level)	$10.50 (below the downside threshold level)	$15.00 (below the downside threshold level)	$1,000 × ($10.50 / $35.00) = $300

July 2020	Page 11

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 21, 2022
Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the SPDR® S&P® Bank ETF
Principal at Risk Securities

In example 1, the final share prices of the XLF Shares, the KRE Shares and the KBE Shares are all at or above their respective downside threshold levels. Therefore, investors receive at maturity the stated principal amount of the securities and the contingent quarterly coupon with respect to the final observation date. However, investors do not participate in the appreciation of any of the underlying shares.

In examples 2 and 3, the final share price(s) of one or two of the underlying shares are at or above their respective downside threshold level(s) but the final share price(s) of one or both the other underlying shares are below their respective downside threshold level(s). Therefore, investors are exposed to the downside performance of the worst performing underlying shares at maturity and receive at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying shares.

Similarly, in examples 4 and 5, the final share price of each of the underlying shares is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying shares. In example 4, the XLF Shares have declined 70% from the respective initial share price to the respective final share price, while the KRE Shares have declined 60% from the respective initial share price to the respective final share price and the KBE Shares have declined 50% from the respective initial share price to the respective final share price. Therefore, the payment at maturity equals the stated principal amount times the share performance factor of the XLF Shares, which are the worst performing underlying shares in this example. In example 5, the XLF Shares have declined 60% from the respective initial share price to the respective final share price and the KBE Shares have declined 50% from the respective initial share price to the respective final share price, while the KRE Shares have declined 70% from the respective initial share price to the respective final share price. Therefore the payment at maturity equals the stated principal amount times the share performance factor of the KRE Shares, which are the worst performing underlying shares in this example.

If the securities have not been redeemed prior to maturity and the final share price of ANY of the underlying shares is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying shares at maturity, and your payment at maturity will be less than $550 per security and could be zero.

July 2020	Page 12

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 21, 2022
Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the SPDR® S&P® Bank ETF
Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers before you invest in the securities.

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the repayment of principal. If the securities have not been redeemed prior to maturity and the final share price of any of the underlying shares is less than its downside threshold level of 55% of its initial share price, you will be exposed to the decline in the final share price of the worst performing underlying shares, as compared to its initial share price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying shares. In this case, the payment at maturity will be less than 55% of the stated principal amount and could be zero.

▪	The securities do not provide for regular interest payments. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. The securities will pay a contingent quarterly coupon only if the determination closing price of each of the underlying shares is at or above 55% of its respective initial share price, which we refer to as the respective coupon barrier level, on the related observation date. If, on the other hand, the determination closing price of any of the underlying shares is lower than the coupon barrier level for such underlying shares on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. It is possible that the determination closing price(s) of one or more of the underlying shares will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities. If you do not earn sufficient contingent quarterly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

▪	The securities have early redemption risk. The term of the securities, and thus your opportunity to earn a potentially above-market coupon if the determination closing price of each of the underlying shares is greater than or equal to the coupon barrier level for such underlying shares on quarterly observation dates, will be limited if we redeem the securities based on the output of a risk neutral valuation model on any quarterly redemption date, beginning January 22, 2021. The term of your investment in the securities may be limited to as short as six months. In accordance with the risk neutral valuation model determination noted herein, it is more likely that we will redeem the securities when it would be advantageous for you to continue to hold the securities. As such, we will be more likely to redeem the securities when the determination closing price of each of the underlying shares on the observation dates is at or above the coupon barrier level for such underlying shares, which would otherwise result in an amount of interest payable on the securities that is greater than instruments of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the securities at a time when the securities are paying an above-market coupon. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

On the other hand, we will be less likely to redeem the securities when the determination closing price of any of the underlying shares is below the respective coupon barrier level and/or when the final share price for any of the underlying shares is expected to be below the respective downside threshold level, such that you will receive no contingent quarterly coupons and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Therefore, if we do not redeem the securities, it is more likely that you will receive few or no contingent quarterly coupons and suffer a significant loss at maturity.

▪	You are exposed to the price risk of each of the underlying shares, with respect to both the contingent quarterly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of all three of the underlying shares. Rather, it will be contingent upon the independent performance of each of the underlying shares. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlying shares. Poor performance by any of the underlying shares over the term of the securities may negatively affect your return and will not be

July 2020	Page 13

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 21, 2022
Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the SPDR® S&P® Bank ETF
Principal at Risk Securities

offset or mitigated by any positive performance by the other underlying shares. To receive any contingent quarterly coupons, each of the underlying shares must close at or above its respective coupon barrier level on the applicable observation date. In addition, if any of the underlying shares has declined to below its respective downside threshold level as of the final observation date, you will be fully exposed to the decline in the worst performing underlying shares over the term of the securities on a 1-to-1 basis, even if the other underlying shares have appreciated or have not declined as much. Under this scenario, the value of any such payment will be less than 55% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each of the underlying shares.

▪	Because the securities are linked to the performance of the worst performing underlying shares, you are exposed to greater risks of no contingent quarterly coupons and sustaining a significant loss on your investment than if the securities were linked to just one of the underlying shares. The risk that you will not receive any contingent quarterly coupons, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one of the underlying shares. With three underlying shares, it is more likely that any of the underlying shares will close below its coupon barrier level on any observation date, or below its downside threshold level on the final observation date, than if the securities were linked to only one of the underlying shares. Therefore, it is more likely that you will not receive any contingent quarterly coupons and that you will suffer a significant loss on your investment.

▪	The contingent quarterly coupon, if any, is based only on the price of each of the underlying shares on the related quarterly observation date. Whether the contingent quarterly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period, based on the determination closing price of each of the underlying shares on the relevant quarterly observation date. As a result, you will not know whether you will receive the contingent quarterly coupon on any coupon payment date until near the end of the relevant quarterly period. Moreover, because the contingent quarterly coupon is based solely on the price of each of the underlying shares on quarterly observation dates, if the determination closing price of any of the underlying shares on any observation date is below the coupon barrier level for such underlying shares, you will receive no coupon for the related interest period, even if the level of such underlying shares was at or above its respective coupon barrier level on other days during that interest period and even if the determination closing prices of the other underlying shares are at or above the coupon barrier levels for such underlying shares.

▪	Investors will not participate in any appreciation in any of the underlying shares. Investors will not participate in any appreciation in any of the underlying shares from the initial share price for such underlying shares, and the return on the securities will be limited to the contingent quarterly coupons, if any, that are paid with respect to each observation date on which the determination closing price of each of the underlying shares is greater than or equal to its respective coupon barrier level until the securities are redeemed or reach maturity.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity or on any coupon payment date, and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

July 2020	Page 14

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 21, 2022
Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the SPDR® S&P® Bank ETF
Principal at Risk Securities

▪	Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the banking sector. The stocks included in the S&P® Financial Select Sector Index®, the S&P® Regional Banks Select Industry Index® and the S&P® Banks Select Industry Index® and that are generally tracked by each of the underlying shares are issued by companies whose primary lines of business are directly associated with the banking sector. The performance of bank stocks may be affected by governmental regulation that may limit the amount and types of loans and other financial commitments that banks can make, the interest rates and fees they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds, and can fluctuate significantly when interest rates change. Credit losses resulting from financial difficulties of borrowers can negatively impact the banking sector. Banks may also be subject to severe price competition. The banking industry is highly competitive, and thus, failure to maintain or increase market share may adversely affect profitability.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each of the underlying shares on any day, including in relation to its respective coupon barrier level and downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the volatility (frequency and magnitude of changes in value) of each of the underlying shares and of the stocks composing their respective share underlying indices,

o	whether the determination closing price of any of the underlying shares has been below its respective coupon barrier level on any observation date,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlying shares or securities markets generally and which may affect the value of each of the underlying shares,

o	dividend rates on the securities underlying the share underlying indices,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the composition of the underlying shares and changes in the constituent stocks of the share underlying indices,

o	the occurrence of certain events affecting the underlying shares that may or may not require an adjustment to the adjustment factor, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. In particular, if any of the underlying shares has closed near or below its coupon barrier level and downside threshold level, the market value of the securities is expected to decrease substantially and you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security.

You cannot predict the future performance of any of the underlying shares based on its historical performance. The price of any of the underlying shares may decrease and close below the coupon barrier level for such underlying shares on each observation date so that you will receive no return on your investment, and one or more of the underlying shares may close below the respective downside threshold level(s) on the final observation date so that you lose more than 45% or all of your initial investment in the securities. There can be no assurance that the determination closing price of each of the underlying shares will be at or above the respective coupon barrier level on any observation date so that you will receive a coupon payment on the securities for the applicable interest period or that they will be at or above their respective downside threshold levels on the final observation date so that you do not suffer a significant loss on your initial investment in the securities. See “Financial Select Sector SPDR® Fund Historical Performance,” “SPDR® S&P® Regional Banking ETF Historical Performance” and “SPDR® S&P® Bank ETF Historical Performance” below.

July 2020	Page 15

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 21, 2022
Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the SPDR® S&P® Bank ETF
Principal at Risk Securities

▪	The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every event that can affect the underlying shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected.

▪	Adjustments to the underlying shares or the indices tracked by the underlying shares could adversely affect the value of the securities. The investment advisor to each of the underlying shares seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying indices. Pursuant to its investment strategy or otherwise, the investment advisor may add, delete or substitute the stocks composing the respective underlying shares. Any of these actions could adversely affect the price of the respective underlying shares and, consequently, the value of the securities. The publisher of each of the share underlying indices is responsible for calculating and maintaining the share underlying indices. The publisher may add, delete or substitute the securities constituting the share underlying indices or make other methodological changes that could change the value of the share underlying indices, and, consequently, the price of the underlying shares and the value of the securities. The publisher of the share underlying indices may discontinue or suspend calculation or publication of a share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

▪	The performance and market price of any of the underlying shares, particularly during periods of market volatility, may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. The underlying shares do not fully replicate their respective share underlying indices, and each may hold securities that are different than those included in its respective share underlying index. In addition, the performance of each of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices. All of these factors may lead to a lack of correlation between the performance of each of the underlying shares and its respective share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying each of the underlying shares may impact the variance between the performance of each of the underlying shares and its respective share underlying index. Finally, because the shares of each of the underlying shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of each of the underlying shares may differ from the net asset value per share of such underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying each of the underlying shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of each underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying shares, and their ability to create and redeem shares of each of the underlying shares may be disrupted. Under these circumstances, the market price of shares of each of the underlying shares may vary substantially from the net asset value per share of each underlying share or the level of its respective share underlying index.

For all of the foregoing reasons, the performance of each of the underlying shares may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares.  Any of these events could materially and adversely affect the prices of each of the underlying shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final observation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of each of the underlying shares on the final observation date, even if any of the underlying shares is underperforming its respective share underlying index or the component securities of such share underlying index and/or trading below the net asset value per share of such underlying shares.

July 2020	Page 16

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 21, 2022
Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the SPDR® S&P® Bank ETF
Principal at Risk Securities

▪	Investing in the securities is not equivalent to investing in the underlying shares or the stocks composing the share underlying indices. Investing in the securities is not equivalent to investing in the underlying shares, the share underlying indices or the stocks that constitute the share underlying indices. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the share underlying indices.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire 2-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying shares and the share underlying indices), including trading in the underlying shares. As a result,

July 2020	Page 17

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 21, 2022
Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the SPDR® S&P® Bank ETF
Principal at Risk Securities

these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the underlying shares and other financial instruments related to the underlying shares and the share underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price of one or more of the underlying shares, and, therefore, could increase (i) the coupon barrier level for such underlying shares, which, if the securities have not been redeemed, is the value at or above which such underlying shares must close on the observation dates in order for you to earn a contingent quarterly coupon (depending also on the performance of the other underlying shares), and (ii) the downside threshold level for such underlying shares, which, if the securities have not been redeemed prior to maturity, is the value at or above which the underlying shares must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying shares at maturity (depending also on the performance of the other underlying shares). Additionally, such hedging or trading activities during the term of the securities could affect the value of any of the underlying shares on the observation dates, and, accordingly, whether we pay a contingent quarterly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlying shares).

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share price, coupon barrier level and downside threshold level for each of the underlying shares, the payment at maturity, if any, whether you receive a contingent quarterly coupon on each coupon payment date and whether to make any adjustments to the adjustment factors. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of the closing price of any of the underlying shares in the event of a market disruption event. These potentially subjective determinations may affect the payout to you upon an early redemption or at maturity, if any. For further information regarding these types of determinations, see “Additional Terms of the Securities—Additional Terms—Calculation agent,” “—Market disruption event,” “—Postponement of observation dates,” “—Discontinuance of the underlying shares and/or the share underlying indices; alteration of method of calculation” and “—Alternate exchange calculation in case of an event of default” below. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an

July 2020	Page 18

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 21, 2022
Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the SPDR® S&P® Bank ETF
Principal at Risk Securities

“other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

July 2020	Page 19

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 21, 2022
Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the SPDR® S&P® Bank ETF
Principal at Risk Securities

Financial Select Sector SPDR® Fund Historical Performance

The following graph sets forth the daily closing prices of the XLF Shares for the period from January 1, 2015 through July 17, 2020. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the XLF Shares for each quarter in the same period. The closing price of the XLF Shares on July 17, 2020 was $23.95. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The XLF Shares have at times experienced periods of high volatility, and you should not take the historical closing prices of the XLF Shares as an indication of their future performance. No assurance can be given as to the closing price of the XLF Shares on any observation date, including the final observation date.

XLF Shares Daily Closing Prices January 1, 2015 to July 17, 2020

* The black solid line in the graph indicates the coupon barrier level and the downside threshold level of $13.173, each of which is approximately 55% of the initial share price.

July 2020	Page 20

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 21, 2022
Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the SPDR® S&P® Bank ETF
Principal at Risk Securities

Financial Select Sector SPDR® Fund (CUSIP 81369Y605)	High ($)	Low ($)	Period End ($)
2015
First Quarter	20.08	18.68	19.58
Second Quarter	20.52	19.56	19.80
Third Quarter	20.77	18.09	18.40
Fourth Quarter	20.16	18.41	19.31
2016
First Quarter	19.05	15.99	18.28
Second Quarter	19.36	17.42	18.54
Third Quarter	19.95	18.17	19.30
Fourth Quarter	23.75	19.21	23.25
2017
First Quarter	25.24	22.95	23.73
Second Quarter	24.69	22.90	24.67
Third Quarter	25.86	23.88	25.86
Fourth Quarter	28.22	26.05	27.91
2018
First Quarter	30.17	26.82	27.57
Second Quarter	28.34	26.36	26.59
Third Quarter	28.98	26.48	27.58
Fourth Quarter	28.19	22.31	23.82
2019
First Quarter	26.90	23.48	25.71
Second Quarter	28.07	26.01	27.60
Third Quarter	28.69	25.98	28.00
Fourth Quarter	30.94	26.78	30.78
2020
First Quarter	31.17	17.66	20.82
Second Quarter	26.74	19.55	23.14
Third Quarter (through July 17, 2020)	24.15	22.68	23.95

July 2020	Page 21

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 21, 2022
Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the SPDR® S&P® Bank ETF
Principal at Risk Securities

SPDR® S&P® Regional Banking ETF Historical Performance

The following graph sets forth the daily closing prices of the KRE Shares for the period from January 1, 2015 through July 17, 2020. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the KRE Shares for each quarter in the same period. The closing price of the KRE Shares on July 17, 2020 was $36.69. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The KRE Shares have at times experienced periods of high volatility, and you should not take the historical closing prices of the KRE Shares as an indication of their future performance. No assurance can be given as to the closing price of the KRE Shares on any observation date, including the final observation date.

KRE Shares Daily Closing Prices January 1, 2015 to July 17, 2020

* The black solid line in the graph indicates the coupon barrier level and the downside threshold level of $20.180, each of which is approximately 55% of the initial share price.

July 2020	Page 22

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 21, 2022
Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the SPDR® S&P® Bank ETF
Principal at Risk Securities

SPDR® S&P® Regional Banking ETF (CUSIP 78464A698)	High ($)	Low ($)	Period End ($)
2015
First Quarter	41.58	36.54	40.83
Second Quarter	45.37	40.78	44.16
Third Quarter	45.03	38.56	41.18
Fourth Quarter	45.93	40.47	41.92
2016
First Quarter	40.89	32.89	37.64
Second Quarter	41.98	35.51	38.35
Third Quarter	43.09	36.85	42.27
Fourth Quarter	56.46	41.71	55.57
2017
First Quarter	59.36	52.59	54.61
Second Quarter	55.75	51.71	54.95
Third Quarter	56.76	49.59	56.76
Fourth Quarter	60.35	54.35	58.85
2018
First Quarter	65.03	58.91	60.39
Second Quarter	65.74	59.21	61.00
Third Quarter	64.28	59.42	59.42
Fourth Quarter	60.15	44.22	46.79
2019
First Quarter	57.21	47.38	51.34
Second Quarter	56.64	50.22	53.43
Third Quarter	55.41	48.23	52.79
Fourth Quarter	59.22	50.18	58.25
2020
First Quarter	58.41	28.13	32.59
Second Quarter	46.02	29.52	38.39
Third Quarter (through July 17, 2020)	37.74	34.19	36.69

July 2020	Page 23

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 21, 2022
Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the SPDR® S&P® Bank ETF
Principal at Risk Securities

SPDR® S&P® Bank ETF Historical Performance

The following graph sets forth the daily closing prices of the KBE Shares for the period from January 1, 2015 through July 17, 2020. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the KBE Shares for each quarter in the same period. The closing price of the KBE Shares on July 17, 2020 was $30.25. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The KBE Shares have at times experienced periods of high volatility, and you should not take the historical closing prices of the KBE Shares as an indication of their future performance. No assurance can be given as to the closing price of the KBE Shares on any observation date, including the final observation date.

KBE Shares Daily Closing Prices January 1, 2015 to July 17, 2020

* The black solid line in the graph indicates the coupon barrier level and the downside threshold level of $16.638, each of which is approximately 55% of the initial share price.

July 2020	Page 24

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 21, 2022
Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the SPDR® S&P® Bank ETF
Principal at Risk Securities

SPDR® S&P® Bank ETF (CUSIP 78464A797)	High ($)	Low ($)	Period End ($)
2015
First Quarter	34.15	29.99	33.51
Second Quarter	37.20	33.44	36.26
Third Quarter	37.06	31.61	33.24
Fourth Quarter	36.59	32.93	33.82
2016
First Quarter	33.05	26.52	30.37
Second Quarter	33.64	28.19	30.48
Third Quarter	34.23	29.27	33.38
Fourth Quarter	44.16	33.21	43.47
2017
First Quarter	46.56	41.67	42.98
Second Quarter	44.10	41.01	43.52
Third Quarter	45.09	39.81	45.09
Fourth Quarter	48.37	43.68	47.34
2018
First Quarter	51.86	46.75	47.89
Second Quarter	50.91	46.82	47.16
Third Quarter	50.14	46.57	46.57
Fourth Quarter	47.44	35.17	37.35
2019
First Quarter	45.72	37.71	41.77
Second Quarter	46.01	40.94	43.36
Third Quarter	44.97	39.50	43.16
Fourth Quarter	48.02	41.05	47.29
2020
First Quarter	47.39	23.13	26.96
Second Quarter	37.85	24.45	31.54
Third Quarter (through July 17, 2020)	31.19	28.42	30.25

July 2020	Page 25

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 21, 2022
Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the SPDR® S&P® Bank ETF
Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this pricing supplement.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Share underlying index:

With respect to the XLF Shares, the S&P® Financial Select Sector Index®

With respect to the KRE Shares, the S&P® Regional Banks Select Industry Index®

With respect to the KBE Shares, the S&P® Banks Select Industry Index®

Share underlying index publisher:	With respect to each of the XLF Shares, the KRE Shares and the KBE Shares, S&P Dow Jones Indices LLC, or any successor thereof
Denominations:	$1,000 per security and integral multiples thereof
Interest period:	The quarterly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.
Senior security or subordinated security:	Senior
Specified currency:	U.S. dollars
Record date:	One business day prior to the related scheduled coupon payment date; provided that any contingent quarterly coupon payable at maturity shall be payable to the person to whom the payment at maturity shall be payable.
Day count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Postponement of observation dates:

The observation dates are subject to postponement due to non-trading days or certain market disruption events, as described in the following paragraph.

If a market disruption event with respect to any of the underlying shares occurs on any scheduled observation date, or if any such observation date is not a trading day, the closing price solely for such underlying shares for such date will be determined on the immediately succeeding trading day on which no market disruption event will have occurred with respect to such affected underlying shares; provided that the determination closing price for any of the underlying shares will not be determined on a date later than the fifth scheduled trading day after the scheduled observation date and if such date is not a trading day, or if there is a market disruption event on such date, the calculation agent will determine the closing price of the affected underlying shares on such fifth trading day based on the mean, as determined by the calculation agent, of the bid prices for such underlying shares for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, the closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Postponement of coupon payment dates (including the maturity date and redemption dates):	If any scheduled coupon payment date is not a business day, that quarterly coupon, if any, shall be paid on the next succeeding business day; provided that the contingent quarterly coupon, if any, with respect to the final observation date shall be paid on the maturity date; provided further that if, due to a market disruption event or otherwise, any observation date with respect to any of the underlying shares is postponed so that it falls less than two business days prior to the scheduled coupon payment date, maturity date or redemption date, as applicable, the coupon payment date, maturity date or redemption date, as applicable, shall be postponed to the second business day following the observation date as postponed, by which date the closing price of each of the underlying shares has been determined. In any of these cases, no adjustment shall be made to any contingent quarterly coupon payment, payment at maturity or redemption payment made on that postponed date.
Business day:	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
Trading day:	With respect to the underlying shares, a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange, The Nasdaq Stock Market LLC (the “Nasdaq”), the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

July 2020	Page 26

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 21, 2022
Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the SPDR® S&P® Bank ETF
Principal at Risk Securities

Closing price:

Subject to the provisions set out under “Discontinuance of the underlying shares and/or the share underlying indices; alteration of method of calculation” below, the closing price for one share of an underlying shares (or one unit of any other security for which a closing price must be determined) on any trading day means:

(i)          if such underlying shares (or any such other security) are listed on a national securities exchange (other than the Nasdaq), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such underlying shares (or any such other security) are listed,

(ii)         if such underlying shares (or any such other security) are securities of the Nasdaq, the official closing price of such underlying shares published by the Nasdaq on such day, or

(iii)        if such underlying shares (or any such other security) are not listed on any national securities exchange but are included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day for such underlying shares.

If such underlying shares (or any such other security) are listed on any national securities exchange but the last reported sale price or the official closing price published by such exchange, or by the Nasdaq, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of such underlying shares (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq or the OTC Bulletin Board on such day. If a market disruption event (as defined below) occurs with respect to any of the underlying shares (or any such other security) or the last reported sale price or the official closing price published by the Nasdaq, as applicable, for such underlying shares (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for such underlying shares (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, such closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term “OTC Bulletin Board Service” will include any successor service thereto, or, if applicable, the OTC Reporting Facility operated by FINRA. See “Discontinuance of the underlying shares and/or the share underlying indices; alteration of method of calculation” below.

Market disruption event:

With respect to each of the underlying shares, market disruption event means:

(i) the occurrence or existence of any of:

(a) a suspension, absence or material limitation of trading of such underlying shares on the primary market for such underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for such underlying shares as a result of which the reported trading prices for such underlying shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to such underlying shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the calculation agent in its sole discretion; or

(b) a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the share underlying index for such underlying shares on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), in each case as determined by the calculation agent in its sole discretion; or

(c) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the share underlying index for such underlying shares or the underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

(ii) a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

July 2020	Page 27

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 21, 2022
Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the SPDR® S&P® Bank ETF
Principal at Risk Securities

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the share underlying index for an underlying shares is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the share underlying index for such underlying shares will be based on a comparison of (x) the portion of the level of the share underlying index for such underlying shares attributable to that security relative to (y) the overall level of the share underlying index for such underlying shares, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred with respect to the underlying shares: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in an underlying shares or in the futures or options contract related to the share underlying index for an underlying shares or an underlying shares will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the share underlying index for an underlying shares or an underlying shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the share underlying index for an underlying shares or an underlying shares and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts related to the share underlying index for an underlying shares or an underlying shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances. Regarding any permanent discontinuance of trading in an underlying shares, see “Discontinuance of the underlying shares and/or the share underlying indices; alteration of method of calculation” below.

Discontinuance of the underlying shares and/or the share underlying indices; alteration of method of calculation:

If trading in an undelrying shares on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF or the SPDR® S&P® Bank ETF is liquidated or otherwise terminated (a “discontinuance or liquidation event”), the closing price of such underlying shares on any trading day following the discontinuance or liquidation event will be determined by the calculation agent and will be deemed to equal the product of (i) the closing value of the share underlying index for such underlying shares (or any successor index, as described below) on such date (taking into account any material changes in the method of calculating the share underlying index for such underlying shares following such discontinuance or liquidation event) and (ii) a fraction, the numerator of which is the closing price of such underlying shares and the denominator of which is the closing value of the share underlying index for such underlying shares (or any successor index, as described below), each determined as of the last day prior to the occurrence of the discontinuance or liquidation event on which a closing price was available.

If, subsequent to a discontinuance or liquidation event, the relevant share underlying index publisher discontinues publication of the share underlying index for such underlying shares and the relevant share underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued share underlying index for such underlying shares (such index being referred to herein as a “successor index”), then any subsequent closing price for such underlying shares on any trading day following a discontinuance or liquidation event will be determined by reference to the published value of such successor index at the regular weekday close of trading on such trading day, and, to the extent the value of the successor index differs from the value of the share underlying index for such underlying shares at the time of such substitution, proportionate adjustments shall be made by the calculation agent for purposes of calculating payments on the securities.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

If, subsequent to a discontinuance or liquidation event, the relevant share underlying index publisher discontinues publication of the share underlying index for such underlying shares prior to, and such discontinuance is continuing on, an observation date, and the calculation agent determines, in its sole discretion, that no successor index is available at such time, then the calculation agent will determine the closing price for such underlying shares for such date. Such closing price will be computed by the calculation agent in accordance with the formula for and method of calculating such share underlying index for such underlying shares last in effect prior to such discontinuance, using the closing price (or, if trading in the

July 2020	Page 28

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 21, 2022
Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the SPDR® S&P® Bank ETF
Principal at Risk Securities

relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently composing the share underlying index for such underlying shares without any rebalancing or substitution of such securities following such discontinuance.
Antidilution adjustments:

The adjustment factor with respect to each of the underlying shares shall be adjusted as follows:

If such underlying shares are subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor for such underlying shares will be adjusted by the calculation agent to equal the product of the prior adjustment factor and the number of shares issued in such stock split or reverse stock split with respect to one share of such underlying shares.

No adjustment to an adjustment factor pursuant to the paragraph above will be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect. Any number so adjusted will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the adjustment factors or method of calculating the adjustment factors and of any related determinations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Alternate exchange calculation in case of an event of default:

If an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the securities. That cost will equal:

•     the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•     the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to MSFL or Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

•     no quotation of the kind referred to above is obtained, or

•     every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is

July 2020	Page 29

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 21, 2022
Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the SPDR® S&P® Bank ETF
Principal at Risk Securities

objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final observation date, then the Acceleration Amount will equal the principal amount of the securities.

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•     A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

•     P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Trustee:	The Bank of New York Mellon, a New York banking corporation
Calculation agent:

The calculation agent for the securities will be MS & Co. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All calculations with respect to the contingent quarterly coupon, the redemption payment and the payment at maturity, if any, shall be made by the calculation agent and shall be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per stated principal amount, if any, shall be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of the securities shall be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the securities, including with respect to certain determinations and judgments that the calculation agent must make in determining the payment that you will receive, if any, on each coupon payment date, upon early redemption or at maturity or whether a market disruption event has occurred. See “Market disruption event,” “Discontinuance of the underlying shares and/or the share underlying indices; alteration of method of calculation.” MS & Co. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent quarterly coupon, if any, with respect to the securities on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due with respect to the applicable coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

In the event that any coupon payment date is postponed due to the postponement of the relevant observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the applicable coupon payment date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by

July 2020	Page 30

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 21, 2022
Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the SPDR® S&P® Bank ETF
Principal at Risk Securities

mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of any coupon payment date, the business day immediately preceding the applicable scheduled coupon payment date, and (ii) with respect to notice of the date to which the applicable coupon payment date has been rescheduled, the business day immediately following the applicable observation date as postponed.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the redemption date or the business day preceding the maturity date, as applicable, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the redemption date or maturity date, as applicable.

July 2020	Page 31

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 21, 2022
Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the SPDR® S&P® Bank ETF
Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Book entry security or certificated security:	Book entry. The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the depositary and will be registered in the name of a nominee of the depositary. The depositary’s nominee will be the only registered holder of the securities. Your beneficial interest in the securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in the depositary. In this pricing supplement, all references to payments or notices to you will mean payments or notices to the depositary, as the registered holder of the securities, for distribution to participants in accordance with the depositary’s procedures. For more information regarding the depositary and book entry notes, please read “The Depositary” in the accompanying prospectus supplement and “Forms of Securities—Global Securities—Registered Global Securities” in the accompanying prospectus.
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

•     purchase the securities in the original offering; and

•     hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•     certain financial institutions;

•     insurance companies;

•     certain dealers and traders in securities or commodities;

•     investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•     U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•     partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•     regulated investment companies;

•     real estate investment trusts; or

•     tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws

July 2020	Page 32

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 21, 2022
Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the SPDR® S&P® Bank ETF
Principal at Risk Securities

to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•     a citizen or individual resident of the United States;

•     a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•     an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the

July 2020	Page 33

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 21, 2022
Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the SPDR® S&P® Bank ETF
Principal at Risk Securities

securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•     an individual who is classified as a nonresident alien;

•     a foreign corporation; or

•     a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•     a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•     certain former citizens or residents of the United States; or

•     a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

July 2020	Page 34

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 21, 2022
Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the SPDR® S&P® Bank ETF
Principal at Risk Securities

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for

July 2020	Page 35

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 21, 2022
Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the SPDR® S&P® Bank ETF
Principal at Risk Securities

U.S.-source interest or dividends. Under recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be by us used for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 5 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities. See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying shares, in futures and/or options contracts on the underlying shares or any component stocks of the share underlying indices listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price of one or more of the underlying shares, and, as a result, increase (i) the coupon barrier level for such underlying shares, which, if the securities have not been redeemed, is the level at or above which such underlying shares must close on each observation date in order for you to earn a contingent quarterly coupon (depending also on the performance of the other underlying shares), and (ii) the downside threshold level for such underlying shares, which, if the securities are not redeemed prior to maturity, is the level at or above which such underlying shares must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying shares at maturity (depending also on the performance of the other underlying shares). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of such underlying shares on the observation dates, and, accordingly, whether we pay a contingent quarterly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlying shares).

Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts),

July 2020	Page 36

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 21, 2022
Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the SPDR® S&P® Bank ETF
Principal at Risk Securities

PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)   the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)   we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of these securities should consult and rely on their own counsel and advisers as to whether an investment in these securities is suitable.

July 2020	Page 37

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 21, 2022
Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the SPDR® S&P® Bank ETF
Principal at Risk Securities

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.
Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $17.50 for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

In order to facilitate the offering of the securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the agent may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities, for its own account. The agent must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agent may bid for, and purchase, the securities or the securities underlying the underlying shares in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. The agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the agent has entered into a hedging transaction with us in connection with this offering of securities. See “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and “Use of Proceeds and Hedging” above.

Validity of the securities:	In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2017, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2017.
Selling restrictions:

General

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement, index supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this pricing supplement or the accompanying prospectus supplement, index supplement or prospectus or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances

July 2020	Page 38

Morgan Stanley Finance LLC

Callable Contingent Income Securities due July 21, 2022
Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the SPDR® S&P® Regional Banking ETF and the SPDR® S&P® Bank ETF
Principal at Risk Securities

which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the agent or any dealer.

The agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this pricing supplement and the accompanying prospectus supplement, index supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for the agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

In addition to the selling restrictions set forth in “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement, the following selling restrictions also apply to the securities:

Brazil

The securities have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission). The securities may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Chile

The securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the securities or distribution of this pricing supplement or the accompanying prospectus supplement, index supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

Mexico

The securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement, the accompanying prospectus supplement, the accompanying index supplement and the accompanying prospectus may not be publicly distributed in Mexico.

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the prospectus supplement, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the prospectus supplement and the index supplement if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Prospectus Supplement dated November 16, 2017

Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this pricing supplement are defined in the prospectus supplement, in the index supplement or in the prospectus.

July 2020	Page 39